EXHIBIT 21.1


                    SUBSIDIARIES OF CORNELL CORRECTIONS, INC.
                             (AS OF AUGUST 1, 1996)


                                                                                   PERCENTAGE OF VOTING
                                                           PERCENTAGE OF           SECURITIES OWNED BY
                                                         VOTING SECURITIES           A SUBSIDIARY OF
                                                          OWNED BY CORNELL         CORNELL CORRECTIONS,
                                                         CORRECTIONS, INC.                INC.
                                                         ------------------      ---------------------
Cornell Corrections of North America....................        100%
The Cornell Cox Group, L.P..............................         99%                       1%
Cornell Corrections Management, Inc.....................        100%
    Cornell Corrections Consulting, Inc.................                                  100%
    International Self Help Services, Inc...............                                  100%
    Cornell Corrections of Texas, Inc...................                                  100%
    Cornell Corrections of California, Inc..............                                  100%
    Cornell Corrections of Rhode Island, Inc............                                  100%